Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UroGen Pharma Ltd. of our report dated March 18, 2021 relating to the financial statements, which appears in UroGen Pharma Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 5, 2021